EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Lender Processing Services, Inc.:
We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.
As discussed in note 1 to the consolidated financial statements, the Company completed its spin-off from Fidelity National Information Services, Inc. on July 2, 2008.
/s/ KPMG LLP
July 28, 2011
Jacksonville, Florida
Certified Public Accountants